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                                                                     Exhibit 5.1


                               HALE AND DORR LLP
                        C O U N S E L L O R S  A T  L A W
                                  haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000




                                December 12, 2001



Transkaryotic Therapies, Inc.
195 Albany Street
Cambridge, MA  02139

         Re:  PROSPECTUS SUPPLEMENT TO REGISTRATION STATEMENT ON FORM S-3
              -----------------------------------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3, dated December 13, 2000 (File No. 333-51772) (the "Registration Statement"), filed by Transkaryotic Therapies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common stock, $.01 par value per share (the "Common Stock"), preferred stock, debt securities and warrants, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000, and a supplement to the prospectus included in the Registration Statement dated December 12, 2001 (the "Prospectus Supplement") relating to the issue and sale of up to 3,220,000 shares (the "Shares") of Common Stock of the Company. The Shares include 420,000 Shares issuable upon exercise of an over-allotment option granted by the Company.

         The Shares are to be sold by the Company pursuant to an underwriting agreement, dated December 12, 2001 (the "Underwriting Agreement"), entered into by and among the Company and SG Cowen Securities Corporation, as representative of the several underwriters named in the Underwriting Agreement.

         We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to


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Transkaryotic Therapies, Inc.
December 12, 2001
Page 2

original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               /s/ HALE AND DORR LLP

                                               HALE AND DORR LLP